EXHIBIT 10(c)

THIRD AMENDMENT AND FORBEARANCE AGREEMENT

THIS THIRD AMENDMENT AND FORBEARANCE AGREEMENT (this "Agreement"), dated and effective the 19th day of February, 2002 (the "Effective Date"), by and among SPEIZMAN INDUSTRIES, INC., a Delaware company ("Speizman"), SPEIZMAN YARN EQUIPMENT, INC., a South Carolina company ("Speizman Yarn"), WINK DAVIS EQUIPMENT COMPANY, INC., a Georgia company ("Wink Davis"), TODD MOTION CONTROLS, INC.,a North Carolina company ("Todd Motion" and together with Speizman, Speizman Yarn, Wink Davis and any future or indirect subsidiaries of Speizman or of any other entities listed above, the "Borrowers"), jointly and severally, and their respective successors and assigns, and SOUTHTRUST BANK ("Lender").

RECITALS:

WHEREAS, the Borrowers above entered into that certain Credit Facility Agreement, dated as of May 31, 2000 (the "Credit Agreement") with Lender for the purpose of establishing a $17,500,000 Revolving Credit Facility and a $15,000,000 Line of Credit Facility with the Lender in favor of the Borrowers; and

WHEREAS, the parties amended the Credit Agreement pursuant to that certain Amendment and Forbearance Agreement dated as of the 13th day of November, 2000 (the "First Amendment"), which was superseded by the Second Amendment, as hereinafter defined; and

WHEREAS, the parties amended the Credit Agreement pursuant to that certain Second Amendment and Forbearance Agreement dated July 1, 2001 (the Second Amendment together with the Credit Agreement are collectively "Agreements"); and

WHEREAS, the Borrowers have requested the Lender to modify certain terms of the Agreements and to forbear from taking remedial actions as a result of their noncompliance with certain covenants and warranties in the Agreements as set forth in Paragraph 2 of this Agreement "Existing Noncompliance"; and

WHEREAS, the Lender is willing to accommodate the Borrowers under the terms set forth in this Agreement; and

WHEREAS, The Lender is willing to grant the forbearance and make the modifications to the Agreements requested by the Borrowers, but only upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Borrowers and the Lender agree as follows:

1 . Borrowers acknowledge and agree that the foregoing recitals are true, correct, and complete.

2.        "Existing Noncompliance":  Borrowers acknowledge that as of the date hereof, they are not in compliance with Sections 10.16, 10.17, 10.18 and 10.19 of the Credit Agreement and as set forth in Sections 4.01(a), (c) and (d) of the Second Amendment.  As a result, the Lender could declare an event of default under the Credit Agreement and exercise its rights and remedies thereunder and under the related Loan Documents.

3.        Except as expressly set forth herein, the terms and conditions of the Agreements remain in full force and effect.  This Agreement shall be a Loan Document.

4.        Lender agrees that, in respect of the Existing Noncompliance, during the Forbearance Period (as defined below), Lender will not enforce or exercise any remedies available to it under the Agreements or related Loan Documents, and will not seek collection of the Loans from the Borrowers, except as set forth herein. As used herein, the term "Forbearance Period" means the period of time commencing on as of the date of this Agreement and ending on July 31, 2002, subject to an earlier termination of the Forbearance Period as provided in Section 6below.

5.        Interest shall continue to accrue on the principal of the Loans, as set forth in the Credit Agreement, as amended, until such principal is paid in full. During the Forbearance Period, Borrowers shall make all payments in accordance with the payment terms set forth in the respective Loan Documents.

6.        Notwithstanding the provisions of Section 2 above, the Forbearance Period shall automatically terminate without further notice to the Borrowers or any other person (all notice otherwise required by the Loan Documents or otherwise being hereby waived) if (i) any case or other proceeding is instituted by or against Borrowers under any state or federal law relating to the bankruptcy or insolvency of debtors, including, without limitation, the United States Bankruptcy Code, 11 U. S. C. § 10 1 et seq.; (ii) an Event of Default (as defined in the Loan Documents) occurs under any of the Loan Documents other than the Existing Noncompliance; (iii) any of the acknowledgments, warranties, or representations of Borrowers set forth herein shall be untrue or inaccurate in any material respect as of the date made; or (iv) Borrowers breach, default, or failure to perform any other obligation or agreement contained in this Agreement in a material way arising to Event of Default under the Agreements, including, without limitation, the failure to meet its EBITDA projections as set forth in more detail in paragraph 11 hereof.

7.        During the Forbearance Period, SouthTrust can require Borrowers, at Borrowers' sole expense, to hire an independent outside consulting firm reasonably approved or acceptable to assist Borrowers with financial reporting, soliciting alternative financing opportunities, and seeking potential investors and/or purchasers. SouthTrust shall notify Borrowers in writing of such request. Borrowers will thereafter notify SouthTrust in writing of the name and address of the consultant that Borrowers intend to hire.

8.         The Agreements, are hereby amended as follows:

(a)	Section 3.01(c) of the Second Amendment is amended to decrease the maximum principal face amount of Documentary Letters of Credit to $4,000,000.
(b)

Section 3.01(d) of the Second Amendment is hereby amended to reflect that Lender will permit no over‑advancements under the Revolving Credit Loan.  Any Over‑Advance Condition shall require prompt payment upon 24 hours' notice, the failure of which shall be an Event of Default hereunder.

(c)

Section 3.01 (e) of the Second Amendment is amended to reflect that the percentage of Eligible Accounts used to determine, and as stated in the definition of "Borrowing Base Amount" is increased to 80%.

(d)	The Borrowing Base Certificate attached as Exhibit B to the Second Amendment shall continue to be used by the Borrowers with the amended percentage of Eligible Accounts set forth above.

(e)

The Borrowing Base Certificate attached as Exhibit B to the Second Amendment shall be further modified as follows:  Within the definition of "Eligible Accounts," the period of 120 days shall be changed to 180 days.

(f)	The covenants set forth in sections 10.16, 10.17, 10.18 and 10.19 of the Credit Agreement, and 4.01 of the Second Amendment are amended and modified as set forth in Paragraph 11 hereof.
(g)	The maturity date for the Agreements is July 31, 2002.

 9.       The Foreign Exchange Facility is amended to decrease the maximum outstanding amount to $1,500,000.

10.      In addition to the reports required under Section 10.1 of the Credit Agreement, as amended by the

Second Amendment, the Borrowers will provide within 20 days after the end of each month, all financial information and reporting currently required under the Credit Agreement on a quarterly basis, including EBITDA calculations, on a monthly basis with financial information for the immediately proceeding month.

11.      Borrowers have provided Lender month‑end EBITDA projections for all months covered by the Forbearance Agreement (the "EBITDA Projections"). The EBITDA Projections supersede the financial and operational covenants of Borrower under the Agreements as set forth in Sections 10.16, 10.17, 10.18 and 10.19 of the Credit Agreement and Section 4.01 of the Second Amendment.  A copy of the EBITDA Projections is attached hereto as Exhibit A. It shall constitute an Event of Default hereunder, and cause the termination of this Agreement, if the actual EBITDA numbers for any one month do not fall within a variance of $100,000 of the EBITDA Projections for that month except that the permitted variance for each of February and March, 2002 shall be $200,000.

12.      The Lender shall have no further obligation to provide additional financing to the Borrowers under the Loan Documents except as set forth in the Agreements or herein. Nothing contained herein shall constitute a commitment or guarantee by Lender to extend any future financing to Borrowers, except as set forth in the Loan Documents.

13.      Borrowers acknowledge and agree that (i) this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Loan Documents or any of them; (ii) except as expressly provided in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, a modification, amendment, or waiver of the Loan Documents or any of them; (iii) neither this Agreement nor any payments made or other actions taken pursuant to this Agreement shall be deemed to cure the Existing Noncompliance unless and until all sums payable with respect thereto pursuant to the Loan Documents are paid in full or Borrowers shall have met the conditions of this Agreement with respect thereto; (iv) except as otherwise expressly provided in this Agreement, Lender reserves all available rights and remedies, at law, in equity, and under the Loan Documents, in connection with any Event of Default, including the Existing Noncompliance, whether now existing or hereafter occurring, under the Loan Documents; and (y) all requirements in the Loan Documents for notice by Lender to the Borrowers, or any of them, are hereby waived, except as set forth herein.

14.      Borrowers ratify and confirm all terms and conditions of the Loan Documents (as amended hereby). Borrowers acknowledge that: (i) all the Loan Documents are in full force and effect, and (ii) the Loan Documents constitute the legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their terms. Borrowers represent and warrant to Lender that as of the date hereof, Borrowers have no defenses, setoffs, rights of recoupment, counterclaims or claims of any nature whatsoever in respect to the Loan Documents, and to the extent any such defenses, setoffs, rights of recoupment, counterclaims or claims may exist, whether known or unknown, the same are hereby expressly waived, released and discharged. Borrowers represents and warrants to Lender that the Loans continue to be secured by the Loan Documents, and that except with respect to the Existing Noncompliance, no Event of Default has occurred and is continuing under the Loan Documents, and no event has occurred or failed to occur that, with the lapse of time, giving of notice or both, would constitute an Event of Default under the Loan Documents.

15.      Borrowers, in consideration of Lender's agreement to forebear and modify the Agreements as set forth above and herein, and as a material inducement therefor, does hereby release, remise and forever discharge Lender and its affiliates, parents, divisions, subsidiaries, successors, predecessors, stockholders, officers, directors, agents, employees, attorneys, successors, and assigns (Lender and such other parties being collectively referred to herein as the "Released Parties") of and from any and all claims, liabilities, actions, and causes of action, if any, of whatever kind or nature, whether known or unknown, those that are contingent, suspected, or unsuspected, and whether concealed or hidden, which have existed, arising out of or in any way connected with any occurrences, acts, omissions, or transactions involving, directly or indirectly, the Loan Documents, or any of the Obligations, or any other transactions and dealings between the Borrower.

16.      Borrowers further acknowledge and agree that all of the Loan Documents will continue to secure all of the Obligations, and Borrowers have heretofore and do hereby waive any right for a marshaling of any Collateral now or hereafter subject to the liens and security interests of the Loan Documents.

17.      In recognition of Lender's right to have all its attorneys' fees and other expenses incurred in connection with the preparation, negotiations and drafting of this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrowers, Lender shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrowers has executed and delivered to Lender releases of all claims, known and unknown which exist as of the date thereof. Borrowers understand that this provision constitutes a waiver of its rights under § 7‑9A-513 of the Alabama Code.

18.      Borrowers acknowledge and agree that, if Lender shall, pursuant to the rights granted to Lender hereunder, under the Loan Documents, or under applicable law, dispose of any or all of the Collateral after the occurrence of an Event of Default, such disposition shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers outside of Lender with experience in the textile machinery and laundry equipment industry, three (3) years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

19.      Borrowers represent and warrant to Lender that: (i) Borrowers are, respectively, corporations organized, validly existing and in good standing under the laws of the State set forth above and have full power and authority to execute, deliver and perform this Agreement and the other Loan Documents, and the same have been duly authorized pursuant to all requisite corporate action; (ii) this Agreement and the other Loan Documents constitute valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity; (iii) the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, will not and did not, violate, conflict with, or constitute any default under any law (including laws relating to usury), government regulation, or any other agreement or instrument binding upon the Borrowers; and (iv) no approval, authorization or other action by, or filing with, any governmental official, board or authority is required in connection with the execution and delivery of this Agreement or any of the other Loan Documents, and the performance of the provisions thereof, except such approvals and authorizations as have been received, such actions as have been taken, and such filings as have been made.

20.      This Agreement shall be construed in accordance with, and shall in all respects be governed by, the laws of the State of North Carolina. The Loans owing under the Loan Documents are payable to Lender by Borrowers at Lender's principal place of business in Birmingham, Jefferson County, Alabama, and the Loan Documents and this Agreement shall be enforceable in the state and federal courts presiding in Jefferson County, Alabama, and any other court of competent jurisdiction. Borrowers agree to pay all reasonable expenses, including attorney's fees, incurred by Lender in connection with the negotiation and preparation of this Agreement, not to exceed the statutory amount.

21.      WAIVER OF JURY TRIAL. BORROWERS AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LAWSUIT OR OTHER COURT ACTION RELATED TO THE LOANS, THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY ORTHEREBY, INCLUDING, WITHOUT LIMITATION, IN RESPECT TO ANY CLAIM, COUNTERCLAIM, THIRD‑PARTY CLAIM, DEFENSE, OR SET‑OFF ASSERTED IN ANY SUCH LAWSUIT OR COURT ACTION. ANY SUCH LAWSUIT OR COURT ACTION SHALL BE TRIED EXCLUSIVELY TO A COURT WITHOUT A JURY. BORROWERS SPECIFICALLY ACKNOWLEDGE THAT THEIR EXECUTION OF THIS WAIVER OF JURY TRIAL IS A MATERIAL PORTION OF THE CONSIDERATION RECEIVED BY THE LENDER IN EXCHANGE FOR ITS ENTERING INTO THIS AGREEMENT.

22.        This Agreement may be executed in any number of counterparts, but it shall not be necessary that each counterpart be executed by all the parties hereto as long as each party executes at least one such counterpart. When each of the parties hereto has executed at least one counterpart hereof, this Agreement shall thereupon be deemed executed by all parties, and together all such counterparts shall comprise but a single instrument. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision. This Agreement will inure to the benefit of the parties hereto, their respective successors and assigns. This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State ofNorth Carolina.  Time is of the essence in the performance of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

[SIGNATURES INCLUDED ON FOLLOWING PAGE]

COMPANY AND SUBSIDIARIES:	BANK:

SPEIZMAN INDUSTRIES, INC. (SEAL)	SOUTHTRUST BANK (SEAL)

BY: /s/ Robert S. Speizman	BY: /s/ Andy Raine
Robert S. Speizman, President	Andy Raine, President

SPEIZMAN YARN EQUIPMENT, INC. (SEAL)

BY: /s/Robert S. Speizman
Robert S. Speizman, President

TODD MOTION CONTROLS, INC. (SEAL)

BY: /s/Robert S. Speizman
Robert S. Speizman, President

WINK DAVIS EQUIPMENT CO., INC. (SEAL)

BY: /s/John C. Angelella
John C. Angelella, VP and Assistant Secretary

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, L. GAIL GORMLY, a Notary Public in and for said County in said State, hereby certify that Robert S. Speizman, whose name as President of SPEIZMAN INDUSTRIES, INC., a Delaware corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 19th day of February, 2002.

                                                                                      /s/ L. Gail Gormly
                                                                                       Notary Public

[SEAL]                                                                          My Commission Expires: 11-11-2005

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, L. GAIL GORMLY, a Notary Public in and for said County in said State, hereby certify that Robert S. Speizman, whose name as President of SPEIZMAN YARN EQUIPMENT, INC., a South Carolina corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 19th day of February, 2002.

                                                                                      /s/ L. Gail Gormly
                                                                                       Notary Public

[SEAL]                                                                          My Commission Expires: 11-11-2005

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, L. GAIL GORMLY, a Notary Public in and for said County in said State, hereby certify that Robert S. Speizman, whose name as President of TODD MOTION CONTROLS, INC., a North Carolina corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 19th day of February, 2002.

                                                                                      /s/ L. Gail Gormly
                                                                                       Notary Public

[SEAL]                                                                          My Commission Expires: 11-11-2005

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, L. GAIL GORMLY, a Notary Public in and for said County in said State, hereby certify that John C. Angelella, whose name as Vice President and Assistant Secretary of WINK DAVIS EQUIPMENT, INC., a Georgia corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 19th day of February, 2002.

                                                                                      /s/ L. Gail Gormly
                                                                                      Notary Public

[SEAL]                                                                          My Commission Expires: 11-11-2005

STATE OF

COUNTY OF

I, TERRI Y. WILLIAMS, a Notary Public in and for said County in said State, hereby certify that Andy Raine, whose name as Vice President of SOUTHTRUST BANK, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said SOUTHTRUST BANK.

Given under my hand and seal, this 21st day of February, 2002.

                                                                                      /s/ Terri Y. Williams
                                                                                      Notary Public

[SEAL]                                                                          My Commission Expires: 2-5-2005